Exhibit 99.1

DarkPulse, Inc. Signs Agency Agreement with Gulf Automation Services & Oilfield Supplies Company, LLC (GASOS)

NEW YORK, New York, and HOUSTON, Texas – August 5, 2022 – DarkPulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of their patented laser sensing systems which provide a data stream of critical metrics for assessing the health and security of infrastructure, today announced that Gulf Automation Services & Oilfield Supplies Company, LLC (“GASOS”) has become the exclusive agent for the Company’s DarkPulse BOTDA EREBOS™ sensing systems in Abu Dhabi, UAE. In offering these products, GASOS will concentrate on customers in the critical infrastructure/ key resources markets, with a focus on oil and gas pipeline health monitoring applications and offshore drilling operations. In addition, GASOS can provide the Company with services including sales and marketing, manpower, training and technical services.

In view of the singular importance of the petroleum sector in the UAE’s overall development and emerging need for technology inputs, Bin Hamoodah decided in 1972 to establish a new, 100% local company called Gulf Automation Services & Oilfield Supplies. This company was formed with a view to serve as a focal point for providing requisite technology and services to the oil and gas sector. GASOS has since provided many pioneering services to the oil and gas industry. First, through sponsorship of world renowned oil service companies; second by marketing oilfield related equipment and services; and, last, by introduction of fire-fighting, safety and protection related equipment and services. The GASOS name has now become synonymous with both the current and future projects in the UAE.

“GASOS is the premier agent throughout the Gulf States with a decade’s long history of successful contract awards in the multiple billions of dollars,” said Dennis O’Leary, DarkPulse Chairman and CEO. “In addition to typical agency services, GASOS, as a part of its process, will assist the Company with meeting balance sheet requirements typical of very large contract awards. GASOS, through their extensive network of major technical services companies bring additional resources to our efforts within the region. In considering which agent we would engage, GASOS was the clear choice.”

About GASOS

In the early eighties, as Dubai was developing to be a major trading hub between Europe, Far East and Africa, GASOS decided to set up a base in the city. Bin Hamoodah set up the Dubai branch of the company called GASOS in 1984 to provide professional and focused service to clients in the region. The branch caters to clients in Dubai and the UAE's Northern Emirates and also handles export enquires from other Gulf countries and Africa. GASOS is a major supplier of equipment and spares to various organizations in Kuwait, Oman and Several African countries.

More information about the company's and their services visit: www.GASOS.com.

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

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Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

media@DarkPulse.com

1.800.436.1436

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